Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed to Participate in Fierce Biotech Webinar on Neuroinflammation in Alzheimer’s Disease

Vancouver, BC – October 24, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announced it will be participating in the upcoming Fierce Biotech webinar “Alzheimer’s Outlook - Neuroinflammation, the Next Step,” on November 12th, 2024.

InMed’s Senior Vice President of Preclinical Research and Development, Dr. Eric Hsu, will join a panel of experts to speak about recent trends in Alzheimer’s disease research and the targeting of neuroinflammation to restrict disease progression. Details are as follows:

Alzheimer’s Outlook - Neuroinflammation, the Next Step

Date: November 12, 2024
Time: 2:00pm ET
Registration: https://www.fiercebiotech.com/premium/webinar/breakthroughs-alzheimers-research-and-drug-development

Discussion topics in this webinar include:

●	the latest research into the causes of Alzheimer’s disease

●	the different therapeutic pathways being explored

●	drugs in development and their pharmacological targets

●	the pathophysiological effects of neuroinflammation in Alzheimer’s disease

Speakers for this event:

Phyllis Ferrell, DrPH, MBA (Moderator)

Dr. Phyllis Ferrell is the Chief Impact Officer at StartUp Health’s Alzheimer’s Moonshot. Formerly, she was the Global Head of External Engagement for Alzheimer’s disease and neurodegeneration at Eli Lilly & Company, where she previously served as the leader of the Global Alzheimer’s disease development team.

Barry Greenberg, PhD

Dr. Greenberg is an Associate Professor in the Department of Neurology at the Johns Hopkins University School of Medicine, where he is leading the development of an Alzheimer’s Disease Translational Center, with the objective of integrating basic and clinical research to enable the development of effective therapies that will delay or prevent Alzheimer’s at its earliest stages.

David Morgan, PhD

Dr. Morgan is Director of the Alzheimer’s Alliance and MSU Foundation Professor of Translational Neuroscience at Michigan State University. Dr. Morgan’s research interests are Alzheimer’s disease, aging and brain function. He is internationally recognized for his work on immunotherapy and gene therapy to treat Alzheimer-related pathologies.

Marwan Sabbagh, MD

Dr. Sabbagh is the Moreno Family Chair for Alzheimer’s Research and Vice Chairman for Research and Professor of Neurology at the Barrow Neurological Institute in Phoenix Arizona. Dr. Sabbagh is first and foremost an experienced clinician, whose practice as a geriatric neurologist is world renowned. He has also been a leading investigator for Alzheimer’s clinical trials for over 25 years.

Eric Hsu, PhD

Dr. Hsu is the Senior Vice President of Preclinical Research and Development at InMed Pharmaceuticals where he leads the Alzheimer’s disease R&D program. He has 20+ years of research experience and is an expert in gene transfer and gene expression.

About InMed’s INM-901 for the potential treatment of Alzheimer’s disease:

INM-901 is a small molecule drug candidate being developed as a potential treatment of Alzheimer’s disease. INM-901 demonstrates multiple pharmacological effects in preclinical studies including neuroprotective effects, an ability to extend the length of neurites which is important for brain cell-to-cell communication, as well as a reduction in neuroinflammation. These preclinical studies were conducted in well-characterized study models of Alzheimer’s disease.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. Together with our subsidiary BayMedica, we are a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary small molecule drug candidates. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: The upcoming webinar titled “Neuroinflammation, The Next Step”; INM-901’s ability to treat AD and advancing our INM-901 drug candidate towards human clinical trials.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.